EXHIBIT 10.1

         STOCK PURCHASE AGREEMENT FOR THE PRIVATE SALE OF COMMON STOCK,
                               DATED JULY 22, 2010

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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of July 22, 2010, by and between MachineTalker, Inc., a Delaware corporation (the "Company"), and __________________________, a ____________________ (the
"Purchaser"), with respect to the following facts:

                                   WITNESSETH:

         WHEREAS, the Company wishes to issue and sell to accredited investors a total of 222,222,222 shares (the "Shares") of the Company's common stock at a price of $0.00045 per Share, _____________ of which Shares are being sold to and purchased by the Purchaser pursuant to this Agreement.

         WHEREAS, the Purchaser wishes to purchase said Shares on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:


                                    ARTICLE I
                           SALE AND PURCHASE OF SHARES

         1.1 AGREEMENT TO PURCHASE AND SELL SHARES. The Company agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, ________________ Shares of the Company's common stock at a price of $0.00045 per Share, representing a total cash purchase price of $_____________________.

                                   ARTICLE II
                           CLOSING AND PURCHASE PRICE

         2.1 CLOSING. The closing of the sale and purchase of the Shares enumerated in Section 1.1 of this Agreement shall take place at the corporate office of MachineTalker, Inc., 513 De La Vina Street, Santa Barbara, California 93101, on July 22, 2010 (such closing being called the "Closing"). The date of the Closing is referred to as the "Closing Date."

         2.2 PURCHASE PRICE. At the Closing, Purchaser shall pay to the Company for the Shares the aggregate sum of _____________________________ Dollars ($________________) (the "Purchase Price"), paid by certified or cashier's check or wire transfer of immediately available funds into one or more bank accounts designated in writing by the Company on or prior to the Closing.

                                  ARTICLE III
                               CLOSING DELIVERIES

         3.1 COMPANY CLOSING DELIVERIES. At the Closing, the Company shall issue and deliver to each Purchaser a stock certificate in the name of the Purchaser. The Company will also deliver a copy of resolutions signed by its Board of Directors and, where legally required, the holders of a majority of the outstanding voting stock of the Company, authorizing and directing the Company's

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directors and  executive  officers to cause the Company to execute and implement the terms of this Agreement.

         3.2 PURCHASER CLOSING DELIVERIES. As payment in full for the Shares being purchased by the Purchaser at the Closing, on the Closing Date the Purchaser shall deliver to the Company the Purchase Price by certified or cashier's check or wire transfer of immediately available funds into the bank account(s) designated in writing by the Company on or prior to the Closing.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THECOMPANY

         The Company hereby represents and warrants to the Purchaser that:

         4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its condition (financial or otherwise), business, assets, properties or operations (a "Material Adverse Effect").

         4.2 CAPITALIZATION. Immediately prior to the Closing, the authorized capital stock of the Company will consist of the following:


                  (a) COMMON STOCK. Five hundred million (500,000,000) shares of common stock, par value $0.001 per share, of which approximately 261,976,793 shares are issued and outstanding. All outstanding shares of common stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

                  (b) PREFERRED STOCK. No shares of preferred stock are issued or outstanding.


                  (c) OPTIONS, WARRANTS, RESERVED SHARES. The Company has reserved 921,703 shares of its common stock for possible issuance upon the exercise of warrants. Except as reported in financial statements filed by the Company with the Securities and Exchange Commission, there are no other written or, to the knowledge of the Company, oral options, warrants, conversion privileges, preemptive rights, rights of first refusal or other rights or agreements presently outstanding to purchase or otherwise acquire any of the capital stock of the Company.

         4.3 VALID ISSUANCE OF SHARES. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, and free and clear of all claims and encumbrances. Based in part upon the representations of the Purchaser in this Agreement and subject to the provisions of Section 4.9 below, the Shares will be issued in compliance with all applicable federal and state securities laws.

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         4.4  SUBSIDIARIES.  Except as set  forth in  financial  statements  and reports filed by the Company with the Securities and Exchange Commission, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity.

         4.5 LIABILITIES. The Company has not to its knowledge directly or indirectly created, incurred, assumed or guaranteed any liability except (a) for liabilities or obligations undertaken in the ordinary course of business, or (b) liabilities disclosed in its public reports and financial statements filed by it with the United States Securities and Exchange Commission.

         4.6 CONTRACTS. The Company is not bound by any written or, to the knowledge of the Company, oral material agreement, contract, lease, license, instrument, commitment, indebtedness or liability, other than as set forth in the Company's financial statements and reports filed with the United States Securities and Exchange Commission (each, a "Contract").

         4.7 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending (or, to the Company's knowledge, currently threatened) against the Company, that could reasonably be expected to have a Material Adverse Effect, except as described in reports filed by the Company with the United States Securities and Exchange Commission. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company currently pending or which the Company intends to initiate.

         4.8 GOVERNMENTAL CONSENTS. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations or filings with, any federal, state or local governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated herein have been or will be complied with in accordance with the time periods required thereby. Based in part on the representations of the Purchaser set forth in Section 5 below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act").

         4.9 COMPLIANCE WITH LAWS; OTHER INSTRUMENTS. To its knowledge, the Company is not in violation of or in default under any provision of its Articles or Bylaws, each as in effect on and as of the date of this Agreement. To the Company's knowledge, the Company is not in violation of any provision of any statute, law, rule or regulation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such default or violation, or conflict with or constitute, with or without the passage of time or the giving of notice or both, such a default or violation under (a) the Company's Articles or Bylaws, (b) any Contract, or (c) any statutes, laws, rules or regulations applicable to the Company, other than those defaults, violations or conflicts which, if adversely determined, could not reasonably be expected to have a Material Adverse Effect.

         4.10 TAX MATTERS. The Company has timely filed all federal, state and local tax returns for income taxes, franchise taxes, sales taxes, withholding taxes, property taxes and, to the Company's knowledge, all other taxes of every kind whatsoever required by law to be filed, and all such tax returns are complete and accurate in all material respects and in accordance with all legal requirements applicable thereto. All taxes shown to be due and payable on such returns, any assessments imposed, and, to the Company's knowledge, all other

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taxes due and payable by the Company on or before the Closing  have been paid or will be paid prior to the time they become delinquent. The tax returns of the Company are not being audited by any governmental authorities, and the Company does not know of any additional tax liabilities, deficiencies or proposed adjustments for any period for which any such returns have been filed.

         4.11 FINANCIAL  STATEMENTS.  The Company has delivered to the Purchaser
(a) its unaudited balance sheet as of March 31, 2010 and its unaudited statements of operations, stockholders' equity and cash flows for the three months ended March 31, 2010 and March 31, 2009, and (b) its audited financial statements as reported to the Securities and Exchange Commission as of and for the calendar year ending December 31, 2009. The Financial Statements fairly present, in all material respects, the Company's financial position as of those dates and the results of operations and changes in its financial position for such periods then ended, and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, except that the unaudited Financial Statements may not contain all footnotes required by GAAP and are subject to normal year-end adjustments. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

         4.12 INTELLECTUAL PROPERTY. To its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes ("Proprietary Assets") necessary for its business as presently conducted and, to the knowledge of the Company, as presently proposed to be conducted, without, to the knowledge of the Company, any conflict with, or infringement of, the rights of others. Except as set forth in reports filed with the United States Securities and Exchange Commission, the Company is not bound by or a party to any options, licenses or agreements of any kind with respect to the Proprietary Assets, nor does it currently intend to enter into any such agreement. The Company has not received any written communications alleging that the Company has violated or, by conducting its business as presently proposed, would violate any Proprietary Assets of any other person or entity.

         4.13 PERMITS. To its knowledge, the Company has all material franchises, permits and licenses necessary for the conduct of its business as now being conducted by it ("Permits"). To its knowledge, the Company is not in default under any Permits and the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit.

         4.14 TITLE TO PROPERTY AND ASSETS. The Company to its knowledge has good and marketable title to its owned properties and assets, in each case subject to no mortgage, pledge, lien, encumbrance, security interest or charge of any kind, other than Permitted Liens. With respect to the property and assets it leases, the Company to its knowledge is in compliance with such leases and the Company to its knowledge holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party.
"Permitted Liens" means (a) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like liens arising in the ordinary course of business, (b) liens arising under conditional sale contracts and equipment leases with third parties entered into in the ordinary course, (c) liens for taxes and other governmental obligations and (d) other imperfections of title, restrictions or encumbrances, if any, which liens, imperfections of title, restrictions or other encumbrances do not materially impair the continued use in the business of the respective owner thereof, and operation of the specific assets to which they relate. The Company does not own any real property.

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         4.15 RELATED-PARTY  TRANSACTIONS.  Except as set forth in reports filed with the United States Securities and Exchange Commission, (a) no employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any such persons, and (b) none of the officers or directors of the Company or any members of their immediate families are, directly or indirectly, interested in any Contract with the Company.

         4.16 ENVIRONMENTAL LAWS. To the Company's knowledge, the Company is not in violation of, nor has the Company received written notice of any potential violation of, any applicable environmental statute, law or regulation.

         4.17 EMPLOYEE BENEFIT PLANS. The Company is not a party to or bound by any currently effective deferred compensation agreement, bonus plan, incentive plan, profit sharing plan or retirement agreement, nor has the Company contracted or agreed to establish any such plan. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended.

         4.18 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

         4.19 SHAREHOLDER AGREEMENTS. Except as set forth in reports filed with the United States Securities and Exchange Commission, there are no agreements or arrangements between the Company and any of the Company's shareholders, or to the Company's knowledge, between or among any of the Company's shareholders, which grant special rights with respect to any shares of the Company's capital stock or which in any way affect any shareholder's ability or right to freely alienate or vote such shares.

         4.20 USE OF PROCEEDS. The funds will be utilized to (a) pay accounts payable, and (b) pay certain outstanding notes and interest due, and (c) for general working capital.


                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to the Company that:

         5.1 DUE AUTHORIZATION. Purchaser has all requisite power, authority and approvals required to enter into, execute and deliver this Agreement and to perform fully Purchaser's obligations hereunder. Purchaser has taken all actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and to consummate the transactions contemplated herein. This Agreement is, and as of the Closing, will be, the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

         5.2 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (a) violate, conflict with, or constitute a default under any contract or other instrument to which Purchaser is a party or by which Purchaser or its property is bound; (b)

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require the consent of any party to any material  contract or other agreement to which Purchaser is a party or by which it or its property is bound; or (c) violate any laws or orders to which Purchaser or its property is subject.

         5.3 NO BROKER. No broker, finder, agent or similar intermediary has acted for or on behalf of Purchaser or is entitled to a fee or commission in connection with this Agreement or the transactions contemplated hereby.

         5.4 SECURITIES REPRESENTATIONS.

                  (a) Purchaser is able to bear the economic risk of an investment in the Shares for an indefinite period of time, can afford the loss of the entire investment in the Shares, and will, after making an investment in the Shares, have sufficient means of providing for Purchaser's current needs and possible future contingencies. Additionally, Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to Purchaser's net worth and this Agreement will not cause such overall commitment to become excessive.

                  (b)  The  Shares  will  not  be  sold  by  Purchaser   without
registration under applicable securities acts or a proper exemption from such registration.

                  (c) The Shares are being acquired by Purchaser for Purchaser's own account and risk, for investment purposes, and not on behalf of any other person or with a view to, or for resale in connection with, any distribution thereof within the meaning of the Act. Purchaser is aware that there are substantial restrictions on the transferability of the Shares.

                  (d) Purchaser has had access to any and all information concerning the Company that Purchaser and Purchaser's financial, tax and legal advisors required or considered necessary to make a proper evaluation of this investment. The available information included all information filed by the Company with the United States Securities and Exchange Commission. In making the decision to purchase the Shares herein agreed to, Purchaser and Purchaser's advisors have relied upon their own independent investigations, and fully understand that there are no guarantees, assurances or promises in connection with any investment hereunder and understand that the particular tax consequences arising from this investment in the Company will depend upon the individual circumstances of Purchaser.

                  (e) Purchaser also understands and agrees that stop transfer instructions relating to the Shares will be placed in the Company's transfer ledger, and that the certificates evidencing the Shares sold will bear legends in substantially the following form:

                  The Shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

                  (f) Purchaser knows that the Shares are offered and sold pursuant to exemptions from registration under the Securities Act of 1933, as amended, and state securities law based, in part, on these warranties and

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representatives,  which are the very essence of this Agreement, and constitute a material part of the bargained-for consideration without which this Agreement would not have been executed. Purchaser agrees to indemnify and hold the Company
harmless  for  any  damages   suffered  by  the  Company  as  a  result  of  any
misrepresentation or breach of any representation or warranty of Purchaser.

                  (g) By reason of Purchaser's business or financial experience or the business or financial experience of Purchaser's professional advisors, Purchaser has the capacity to protect Purchaser's own interest in connection with this transaction or has a pre-existing personal or business relationship with the Company or one or more of its officers, directors or controlling persons consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of such person with whom such relationship exists.

                  (h) Purchaser is an "accredited investor" as defined under Rule 501 of Regulation D as promulgated under the Securities Act of 1933, as amended.

         5.5 PURCHASER COUNSEL. Purchaser acknowledges that Purchaser has had the opportunity to review this Agreement and the Exhibits attached hereto, the Company's reports filed with the United States Securities and Exchange
Commission, and the transactions contemplated hereby and thereby with Purchaser's own legal counsel. Purchaser is relying solely on Purchaser's legal counsel and not on any statements or representations of the Company or any of the Company's representatives, including Richardson & Associates, for legal advice with respect to this investment or the transactions contemplated hereby or thereby.

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 INDEMNITY OF THE COMPANY. The Company shall indemnify and hold harmless Purchaser from and against, and shall reimburse Purchaser with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively the "Losses") asserted against or incurred by Purchaser by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the Company.

         6.2 INDEMNITY OF THE PURCHASER. The Purchaser agree to defend, indemnify and hold harmless the Company from and against, and to reimburse the Company with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively, the "Losses") asserted against or incurred by the Company by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by Purchaser.

         6.3 INDEMNIFICATION PROCEDURE. A party (an "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying Party") of any claim for indemnification arising under this Article VI. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in

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which event the  Indemnifying  Party shall not be  obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

                                  ARTICLE VII
                              CONDITIONS TO CLOSING

         7.1 CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE. The Purchaser's obligation to close the purchase and sale of the Shares is conditioned on the occurrence of the following events on or prior to the Closing in accordance with
Section 3.1 of this Agreement, to the reasonable satisfaction of the Purchaser, any of which may be waived by the Purchaser in writing at or prior to the
Closing:

         (a) Delivery at Closing of stock certificates evidencing the Shares issuable to Purchaser under this Agreement.

         (b) Delivery of the Board resolutions in accordance with Section 3.1(a) of this Agreement.

         (d) The representations and warranties of the Company in Article IV of this Agreement remain true and correct at the Closing, except to the extent a modification is consistent with the intent of this Agreement.

         7.2 CONDITIONS TO COMPANY'S OBLIGATIONS TO CLOSE. The Company's obligation to close the purchase and sale of the Shares is conditioned on the occurrence of the following events at the Closing: (a) Delivery by the Purchaser of the Purchase Price to the Company in accordance with Section 3.2 of this Agreement; and (b) the representations and warranties of the Purchaser in
Article V of this Agreement remain true and correct at the Closing, except to the extent a modification is consistent with the intent of this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties and statements made by a party to this Agreement or in any document or certificate delivered pursuant hereto shall survive the date of Closing for two years. Each of the parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this Agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

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         8.2 FURTHER ASSURANCES.  If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or any other things are necessary, desirable or proper to complete the transactions contemplated herein or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the parties are fully authorized to take any and all such action.

         8.3 NOTICE. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:



                  IF TO THE COMPANY:

                  MachineTalker, Inc.
                  513 De La Vina Street
                  Santa Barbara, California 93101
                  Attention: Roland F. Bryan, Chief Executive Officer
                  Telephone: (805) 957-1680
                  Facsimile: (805) 957-1740

                  IF TO THE PURCHASER:

                  ------------------------

                  ------------------------

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                                      -9-

         8.4 ENTIRE AGREEMENT. This Agreement, and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to the Agreement's subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties to this Agreement. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

         8.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person.

         8.6 GOVERNING LAW AND VENUE. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, excluding its choice of law rules. The parties consent to jurisdiction in the Federal and state courts of California for all actions arising under or in connection with this Agreement.

         8.7   COUNTERPARTS.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.8 CONSTRUCTION. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

         8.9 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

         8.10 CONFIDENTIALITY AND NON-DISCLOSURE. Each party hereto agrees to use its best efforts to ensure that its authorized representatives use the same degree of care as such party uses to protect its own confidential information to keep confidential any information furnished to it which any other party identifies as being confidential or proprietary (so long as such information is not in the public domain), except that Purchaser may disclose such proprietary or confidential information to any representative of Purchaser for the purpose of evaluating its investment in the Company as long as such representative is advised of the confidentiality provisions of this Section 8.10.

         8.11 "KNOWLEDGE." Whenever any representation or warranty of the Company contained in this Agreement or in any certificate or other document delivered in connection with this Agreement is qualified to the "knowledge" of the Company, such qualification shall mean the actual knowledge of the officers of the Company.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.


COMPANY:                             MachineTalker, Inc.


                                     By:________________________________________
                                        Roland F. Bryan, Chief Executive Officer



PURCHASER:                           ....

                                     By:________________________________________
                                         .....






































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